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                                                                     EXHIBIT 5.1

                           Robinson, St. John & Wayne
                                Attorneys At Law
                              Two Penn Plaza East
                         Newark, New Jersey  07105-2249
                                 (201) 491-3300


                                                            January 2, 1996

InterSystems, Inc.
8790 Wallisville Road
Houston, Texas  77029

RE:       InterSystems, Inc.
          Form S-3 Registration Statement Covering 420,000 Shares of
          Common Stock

Gentlemen:

          We have acted as counsel for InterSystems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of the captioned Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act")(the "Registration Statement"). Terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.

          In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

          Based upon the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

2. The outstanding Securities have been duly authorized and are validly issued, fully paid and non-assessable.

3. The Securities which are not outstanding, when exercised in accordance with the terms of the Warrants and upon the Company's
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InterSystems, Inc.
January 2, 1996
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receipt of the exercise price or other consideration therefor stated in such
Warrants, will be validly issued, fully paid and non-assessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

  By giving the foregoing consent, we do not come within the category of persons whose consent is required under Section 7 of the Act or are otherwise within the category of persons described in Section 11(a)(4) of the Act.

                                                    Very truly yours,


                                                    ROBINSON, ST. JOHN & WAYNE